UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2006

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission	(IRS Employer
File Number)	Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

After engaging an independent outside advisor to present and analyze competitive market data, the Compensation and Organizational Development Committee (the “Committee”) of the Board of Directors of Opsware Inc. (the “Company”) approved the following compensation arrangements for executive officers on February 14, 2006:

FY06 CEO Bonus Award.  The Committee awarded Benjamin A. Horowitz, the Company’s President and CEO, a cash bonus of $187,500 for both individual and corporate accomplishments during the fiscal year ended January 31, 2006 (“FY06”).  The Committee determined that Mr. Horowitz had met, and in some cases, exceeded the quantitative and qualitative bonus criteria established by the Committee at the beginning of FY06.  The Committee also awarded Mr. Horowitz a special, one-time cash bonus of $50,000 for his significant contributions to the Company’s recent partnership efforts.

FY07 CEO Bonus Arrangement.  The Committee approved a bonus target of $350,000 for Mr. Horowitz, which may be earned for performance during the fiscal year ending January 31, 2007 (“FY07”).  A portion of the criteria for this bonus is based on quantitative corporate performance and the remainder is tied to qualitative individual performance.  Mr. Horowitz’s bonus award for FY07 may be increased, up to a cap of 200% of his bonus target amount, if the Committee determines that certain exemplary performance criteria has been met.  The Committee also set Mr. Horowitz’s annual base salary for FY07 at $350,000, which is unchanged from FY06.

Executive Bonus Arrangements.   The Committee also adopted a bonus arrangement for all executive officers (other than the CEO) for performance during FY07.  Similar to the bonus arrangement with Mr. Horowitz, the FY07 arrangement is structured to provide executive officers with incentive compensation based upon achievement of individual and corporate goals, with the relative weight of individual and corporate goals varying for each executive.  Target bonuses under the arrangements range from 10% to 100% of executives’ annual base salaries.  The target bonuses and the structure of the FY07 bonus arrangements do not vary materially from the terms of the FY06 bonus arrangements, except certain executive officers will have bonus arrangements starting in FY07 and that are consistent with the structure of bonus arrangements for other executive officers in FY07.  Bonus awards for FY06 were made in accordance with the criteria established at the beginning of FY06.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006		OPSWARE INC.

	By:	/s/ Sharlene P. Abrams
Sharlene P. Abrams
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)